Exhibit 99.1

December 15, 2009

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Attn: Senior Vice President and General Counsel

Re:	Waiver of Shareholders’ Agreement Restrictions

Dear David:

Reference is made to the Shareholders’ Agreement, dated as of April 22, 2005 (as it has been and may be amended from time to time, the “Shareholders’ Agreement”), by and among Deltek, Inc., a Delaware corporation (formerly Deltek Systems, Inc., a Virginia corporation) (the “Company”), the shareholders of the Company listed on the signature pages to the Shareholders’ Agreement and, with respect to Sections 3.3 and 3.4 thereof, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”). Reference is further made to the Shareholders’ Agreement applicable to Company employees and directors in connection with equity awards made under the Company’s 2007 Stock Incentive and Award Plan (the “2007 Plan Shareholders’ Agreement”).

This letter is to confirm our agreement as follows:

1. Each of the Company and the NMP Entities hereby waives any compliance by Kevin Parker (and the trust to which Mr. Parker has previously contributed shares of the Company’s common stock) with Sections 3.1 and 3.5 of the Shareholders’ Agreement.

2. Each of the Company and the NMP Entities hereby waives any compliance with Section 2.1 of the 2007 Plan Shareholders’ Agreement by all of the officers of the Company and by Ms. Nanci Caldwell, Mr. Joseph Kampf, Mr. Thomas Manley, Mr. Albert Notini, and Ms. Janet Perna.

3. In all other respects, the Shareholders’ Agreement and the 2007 Plan Shareholders’ Agreement shall remain in full force and effect in accordance with their respective terms.

If the foregoing corresponds to your understanding of our agreement, please sign this letter and the enclosed copy in the space provided and return one copy to us.

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Very truly yours,

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE

DELTEK, INC.

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Senior Vice President and General Counsel